UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): November 8, 2010

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

_________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 8, 2010, China Shengda Packaging Group Inc. (the “Company”) issued an press release to correct a press release issued earlier today, under the same headline to clarify that the financial highlights included in the previous press release related to the first nine months of the year rather than the third quarter, to correct the basic and basic and fully diluted net income per share for the current period and the same period a year ago, and to correct a typographical error in the previous press release in the amount of increase in revenues in the current period accounted for by increased sales volume. The complete corrected press release is attached hereto as Exhibit 99.1.

ITEM 7.01. REGULATION FD DISCLOSURE.

Information contained under Item 2.02 above is hereby incorporated by reference in its entirety.

The information contained in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.
99.1	Press release dated November 8, 2010

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGDA PACKAGING GROUP INC.

Date: November 8, 2010	/s/ Daliang Teng
Daliang Teng
Chief Financial Officer

Exhibit Index

99.1	Press release dated November 8, 2010